Exhibit 3.217
Virginia State Corporation Commission
COMMONWEALTH OF VIRGINIA
STATE CORPORATION COMMISSION
ARTICLES OF ORGANIZATION
Pursuant to Chapter 12 of Title 13.1 of the Code of Virginia the undersigned states as follows:
1.	The name of the limited liability company is

Memorial Hospital of Martinsville & Henry County Ambulatory Surgery Center, LLC

(The name must contain the words “limited company” or “limited liability company” or their abbreviations “L.C.”, “LC”, “L.L.C.” OR “LLC”)

2.	The address of the initial registered office in Virginia is

	Hunton & Williams, Riverfront Plaza, East Tower, 951 East Byrd Street, Richmond		23219

	(number/street)	(city or town)	(zip)
located in the ☑ city or ☐ county of Richmond

3.	A. The registered agent’s name is Matthew D. Jenkins whose business address is identical with the registered office.

B. The registered agent is (mark appropriate box)
(1)	an INDIVIDUAL who is a resident of Virginia and
☐ a member/manager of the limited liability company

☐ an officer/director of a corporate member/manager of the limited liability company

☐ a general partner of a general or limited partnership member/manager of the limited liability company

☑ a member of the Virginia State Bar
OR
(2)	☐ a professional corporation, a professional limited liability company or a professional registered limited liability partnership of attorneys registered under Virginia Code Section 54.1-3902
4.	The post office address of the principal office where the records will be maintained pursuant to Virginia Code Section 13.1-1028 is

320 Hospital Drive	Martinsville	24112

(number/street)	(city or town)	(zip)
5.	The period of duration is perpetual, unless dissolved earlier pursuant to the terms of the operating agreement of the Company, if and when any such operating agreement is adopted by the Company’s members.

6.	Signature:

/s/ Melissa L. Savenko, Esquire	July 26, 2002

(Organizer)	(date)

Melissa L. Savenko. Esquire
(printed name)

COMMONWEALTH OF VIRGINA
STATE CORPORATION ‘COMMISSION
July 30, 2002
The State Corporation Commission has found the accompanying articles submitted on behalf of
Memorial Hospital of Martinsville & Henry County
Ambulatory Surgery Center, LLC
to comply with the requirements of law, and confirms payment of all required fees.
Therefore, it is ORDERED that this
CERTIFICATE OF ORGANIZATION
be issued and admitted to record with the articles of organization in the Office of the Clerk of the Commission July 30, 2002.

STATE CORPORATION COMMISSION
By
Commissioner

Commonwealth of Virginia

State Corporation Commission

I Certify the Following from the Records of the Commission:

The foregoing is a true copy of the articles of organization filed in this office by Memorial Hospital of Martinsville & Henry County Ambulatory Surgery Center, LLC.

Nothing more is hereby certified.

Signed and Sealed at Richmond on this Date:
March 15, 2011

Joel H. Peck

Joel H. Peck, Clerk of the Commission

CISCDB